Exhibit 10.29

September 5, 2007

QLT USA, INC. (“QLT USA”)

2579 Midpoint Drive

Fort Collins, CO 80525

Attention: Sean Moriarty

Dear Sirs:

Reference is made to the License and Development Agreement made as of September 5, 2007 by and between BioDelivery Sciences International, Inc. (“BDSI”), Arius Pharmaceutical, Inc. (“Arius”) and Meda AB (“Meda”) (the “Meda License Agreement”), a copy of which is attached hereto as Exhibit A. Unless expressly provided otherwise herein, terms defined in the Meda License Agreement shall have the same meanings herein.

1. The Licensed Technology for which Meda has been granted a sublicense under the Meda License Agreement consists of Licensed Technology that is owned or controlled by CDC or by Arius Two, a wholly owned subsidiary of BDSI. The Licensed Technology in which CDC has an interest is subject to a license agreement dated July 14, 2005, as amended, between CDC and Arius (the “CDC License”). The Licensed Technology owned by Arius Two is subject to a license agreement dated as of the date hereof between Arius Two and Arius, as amended (the “Arius Two License”). QLT USA has a security interest in the Licensed Technology owned by Arius Two and in the Arius Two License under a Security Agreement dated as of the date hereof between QLT USA and Arius Two, as amended (the “Security Agreement”). As a result of the foregoing arrangements the Meda License Agreement and the rights granted to Meda thereunder are subordinate to the CDC License, the Arius Two License and subject to the prior rights of QLT USA under the Security Agreement.

2. QLT and Meda hereby agree as follows:

(a) If, and solely to the extent, in the exercise of its rights under Section 8 of the Security Agreement, QLT USA requests, in its sole discretion, but without any obligation to do so, Arius Two to assign all of its right, title and interest in and to the Arius Two License to QLT USA, QLT USA and Meda agree that:

(i) such assignment shall not result in the termination of Meda’s rights under the Arius Two License as set forth in Meda License Agreement, even if the rights of Arius and CDC are terminated under the Arius Two License (including, without limitation, rendering an exclusive license non-exclusive) with respect to the Fentanyl Product (as defined in the Arius Two License);

(ii) Meda shall continue the undisturbed enjoyment of its rights under, and subject to the terms and conditions of (including the right of termination in the event of a default by Meda), the Arius Two License;

(iii) Meda shall, following the assignment of Arius Two’s interests in the New License Agreement (as defined in the Security Agreement) to QLT USA and a subsequent assignment of the Meda License Agreement to QLT USA as the direct licensor of Meda thereunder, make all future payments due under the Meda License Agreement to QLT USA or its designee until further notified by QLT USA in writing; and

(iv) Meda shall be deemed a third-party beneficiary of Section 8(f) of the Security Agreement and QLT USA agrees not to revise the terms of Section 8(f) of the Security Agreement in a manner adverse to Meda, without Meda’s prior written consent, which consent shall not be unreasonably withheld.

(b) If QLT exercises its rights under Section 8 of the Security Agreement, any sale or transfer of the Collateral shall be subject to the New License Agreement and any such sale or transfer shall not terminate the New License Agreement (as defined in the Security Agreement) or the Meda License Agreement.

3. Except as expressly provided herein, nothing contained in this letter agreement shall be construed as affecting the rights of Arius Two, CDC or QLT USA in or with respect to the Licensed Technology.

4. This Letter Agreement will be governed by and interpreted in accordance with the internal laws of the State of New York, without regard to its conflicts of laws rules. If and to the extent that any of the parties hereto are parties to agreements that are or may be at variance with the terms and conditions of this Letter Agreement, the terms of this Letter Agreement shall control.

Please indicate your agreement to the provisions of this Letter Agreement by having a duly authorized officer of each of the addressees execute this Letter Agreement in duplicate and then return an executed copy to the undersigned.

Very truly yours,

MEDA AB

		By:	/s/ Anders Lonner
		Name:	Anders Lonner
		Title:	Chief Executive Officer

ACCEPTED AND AGREED TO AS OF
THE DATE OF THIS LETTER AGREEMENT:

QLT USA, INC.

By:	/s/ Michael R. Duncan
Name:	Michael R. Duncan
Title:	President

EXHIBIT A

MEDA LICENSE AGREEMENT